Exhibit 99.1

PRESS RELEASE OF FIRST GUARANTY BANCSHARES, INC.

September 3, 2009

FOR IMMEDIATE RELEASE
Contact: Michael R. Sharp,
First Guaranty Bancshares, Inc.

Tel:  (985) 375-0348

First Guaranty Bancshares, Inc. and First Guaranty Bank Complete Capital Purchase Transaction With U.S. Treasury Department and Increase Capital By $20.7 Million

(Hammond, Louisiana) First Guaranty Bancshares, Inc. (the “Company”), the parent company of First Guaranty Bank (the “Bank”), Hammond, Louisiana, issued and sold to the United States Department of Treasury (“Treasury”) 2,069.9 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Stock”), and received $20.7 million in proceeds.

In addition to the issuance of the Series A Stock, as a part of the transaction, the Company issued to Treasury a warrant to purchase 114.44444 shares of the Company’s Fixed Rate Cumulative Preferred Stock, Series B (the “Series B Stock); and immediately following the issuance of the Series A stock, Treasury exercised its rights and acquired 103 of the Series B shares through a cashless exercise.

The newly issued Series A Stock, generally non-voting stock, pays cumulative dividends of 5% for five years, and a rate of 9% dividends, per annum, thereafter. The newly issued Series B Stock, generally non-voting, pays cumulative dividends at a rate of 9% per annum. Both the Series A Stock and the Series B Stock were issued in a private placement. More details of the transaction may be found in the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on September 3, 2009.

Michael R. Sharp, President and Chief Executive Officer of the Company, commented on the transaction, “Capital is absolutely critical in prospering and growing our company in this tough economic and regulatory environment.”  Sharp added, “We have experienced exceptional balance sheet growth in recent months, as much as a 30% increase, and this additional capital represents a 30% increase to our June 30 capital.  We believe that we are now well-positioned to take advantage of market opportunities as we find and develop them.”

Marshall T. Reynolds, Chairman of First Guaranty Bancshares, said, “We’re particularly pleased that we have been able to effect a capital transaction that minimizes dilutive results to our current shareholders, and believe that this result was obtained at the least cost and in the most efficient manner, given all our available options.” “Moreover”, he concluded, “we believe that when we look back on this transaction, it will have proved to have been done at an optimum time and to have greatly benefited both our company and the communities in which we operate.”

About First Guaranty Bancshares, Inc. and First Guaranty Bank

First Guaranty Bancshares, Inc., and its wholly owned bank subsidiary, First Guaranty Bank, are headquartered in Hammond, Louisiana, with offices in Abbeville, Amite, Benton, Denham Springs, Dubach, Haynesville, Homer, Independence, Jennings, Kentwood, Oil City, Ponchatoula, Vivian, and Walker, Louisiana.

Special Note Regarding Forward-Looking Statements

Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about a company’s anticipated future financial performance. This act provides a safe harbor for such disclosure, which protects us from unwarranted litigation, if actual results are different from Management expectations. This discussion and analysis contains forward-looking statements and reflects Management’s current views and estimates of future economic circumstances, industry conditions, company performance and financial results. The words “may,” “should,” “expect,” “anticipate,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of factors and uncertainties, which could cause our actual results and experience to differ from the anticipated results and expectations, expressed in such forward-looking statements.